Exhibit 99.1

NEWS RELEASE

ALTUS MIDSTREAM COMPANY ACQUIRES 15 PERCENT OF GULF COAST EXPRESS PIPELINE

HOUSTON, Dec. 19, 2018 – Altus Midstream Company (Nasdaq: ALTM, ALTMW) today announced its subsidiary, Altus Midstream LP, has exercised and closed its option with Kinder Morgan Texas Pipeline LLC (Kinder Morgan) to acquire a 15 percent equity interest in the Gulf Coast Express Pipeline Project (GCX). The approximately $1.75 billion project is designed to transport up to 1.98 billion cubic feet (BCF) of natural gas per day from the Waha Hub and other points in the Permian Basin to the Agua Dulce Hub near the Texas Gulf Coast. GCX is under construction and expected to enter service in October 2019 pending regulatory approvals. Kinder Morgan (NYSE: KMI) now owns a 35 percent equity interest in the project after the closing of the Altus Midstream option. Kinder Morgan is also constructing and operating the pipeline. Subsidiaries and/or affiliates of DCP Midstream (NYSE: DCP) and Targa Resources Corp. (NYSE: TRGP) each hold a 25 percent equity interest in GCX.

“We are excited to participate in the Gulf Coast Express Project; the pipeline will serve as a critical transportation outlet for Permian Basin natural gas, and the pipeline capacity is fully subscribed by long-term minimum volume commitments. With our purchase of a 15 percent interest in GCX, we’ve taken a major step in executing on our vision of being the only publicly traded, pure-play, Permian Basin C-corporation with wellhead-to-water connectivity. The access GCX provides to the natural gas hub at Agua Dulce will allow us to participate in the full Permian-to-Gulf Coast midstream value chain,” said Brian Freed, Altus Midstream CEO and president. “With four additional equity options in top-tier, Permian Basin pipeline projects and our substantial gathering and processing system built to serve the world-class Alpine High play, we are well-positioned for long-term growth.”

ALTUS MIDSTREAM COMPANY EXERCISES EQUITY OPTION TO ACQUIRE 15% OF GULF COAST EXPRESS PIPELINE

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Altus Midstream and/or its subsidiaries hold options to purchase equity ownership in four other planned pipelines, including:

•	Salt Creek NGL Line: Option for 50 percent interest in an NGL header from Alpine High to Waha; operated by Salt Creek Midstream, expected in-service date in the first quarter of 2019.

•	Shin Oak: Option for up to 33 percent interest in a long-haul NGL line to Mont Belvieu; operated by Enterprise Products Partners, expected in-service date in the second quarter of 2019.

•	EPIC Crude: Option for up to 15 percent interest in a crude oil pipeline to Corpus Christi; operated by EPIC Midstream Holdings, expected in-service date in the first quarter of 2020.

•	Permian Highway: Option for up to 33 percent interest in a proposed natural gas pipeline to Katy/Agua Dulce; operated by Kinder Morgan, expected in-service date in the fourth quarter of 2020.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian Basin midstream C-corporation. Altus Midstream and/or its subsidiaries own substantially all of the gas gathering, processing and transportation assets servicing Apache Corporation’s production in the Alpine High play in the Delaware Basin. Altus Midstream posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

ALTUS MIDSTREAM COMPANY EXERCISES EQUITY OPTION TO ACQUIRE 15% OF GULF COAST EXPRESS PIPELINE

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Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Definitive Proxy Statement dated October 22, 2018 filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

ALTUS MIDSTREAM COMPANY EXERCISES EQUITY OPTION TO ACQUIRE 15% OF GULF COAST EXPRESS PIPELINE

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Contacts

Media:        (713) 296-7276 Phil West

Investors:    (281) 302-2286 Gary Clark

Websites:    www.altusmidstream.com

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